UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 14, 2006

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Turnpike Road, Suite 203 Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (508) 871-7046

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2006, TC PipeLines Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement (the “Purchase and Sale Agreement”) with Northern Border Intermediate Limited Partnership, a wholly-owned subsidiary of Northern Border Partners, L.P. (“NBP”), to acquire an additional 20% general partnership interest in Northern Border Pipeline Company (“NBPL”), a Texas general partnership, for $300 million, subject to certain closing adjustments, plus up to $10 million in transaction costs payable to a subsidiary of TransCanada Corporation (“TransCanada”).  The Partnership will also indirectly assume approximately $120 million of debt of NBPL. The transaction is effective as of December 31, 2005 and is expected to close in the second quarter 2006, subject to regulatory approvals and the completion of related transactions and other closing conditions.  On closing, the Partnership’s interest in NBPL will increase to 50% from 30% and NBP’s interest in NBPL will decrease to 50% from 70%.

Concurrent with the closing of this transaction, TransCanada will sell its indirect 17.5% general partner interest in NBP to a subsidiary of ONEOK, Inc. for a net payment of $30 million subject to certain closing adjustments.  TransCanada is the parent company of TC PipeLines GP, Inc., the sole general partner of the Partnership.

The Partnership’s press release regarding the acquisition of the 20% general partnership interest in NBPL is attached as an exhibit to this Form 8-K.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is attached as an exhibit to this Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	Partnership Interest Purchase and Sale Agreement dated as of December 31, 2005 by and between Northern Border Intermediate Limited Partnership and TC PipeLines Intermediate Limited Partnership*

	99.1	Press Release dated February 15, 2006.

*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Amy W. Leong
Amy W. Leong
Controller

Dated: February 15, 2006

Exhibit No.	Description

2.1	Partnership Interest Purchase and Sale Agreement dated as of December 31, 2005 by and between Northern Border Intermediate Limited Partnership and TC PipeLines Intermediate Limited Partnership *

99.1	Press Release dated February 15, 2006.

*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.